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                                   EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-3694) of Yahoo! Inc. of our report dated January 14, 1997 which appears in the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

PRICE WATERHOUSE LLP
San Jose, California
March 31, 1997